Exhibit 10.1

TERMINATION AGREEMENT

TERMINATION AGREEMENT dated as of October 31, 2013 (this “Agreement”) by and between XUN ENERGY, INC. (“Company”), and PRODIGY ASSET MANAGEMENT, LLC. (“PAM”) (the Company and PAM are each a “Party” and collectively the “Parties”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Investment Banking and Advisory Agreement (defined below).

RECITALS

           WHEREAS, the Company and PAM are parties to that certain Financing Facilities Agreement (the “FFA Agreement”), dated as of the 31st day of August 2012, pursuant to which the Company retained PAM to perform certain services in connection with the business affairs of the Company and to assist the Company in raising capital for the Company’s business;

WHEREAS, pursuant to the terms of this Agreement, and in exchange for (i) the payment by the Company to PAM of the amount identified in Schedule I attached hereto and (ii) the delivery of the number of shares identified in Schedule I hereto of common stock of the Company from PAM to the Company (the “Settlement Amount”) the Parties desire to terminate the FFA Agreement in all respects.

AGREEMENT

NOW THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Termination.  Except as set forth in Section 3 of this Agreement or otherwise within this Agreement, effective upon the Settlement Date (as defined below), the FFA Agreement and all rights, obligations, interest, claims and causes of action pursuant thereto shall automatically be canceled, terminated, released and extinguished.

2. Settlement.  Each Party covenants and agrees to the other that the closing of the transactions contemplated herein shall occur upon: (i) each Party’s receipt via facsimile transmission or electronic mail of a duly completed and executed counterpart of this Agreement, (ii) the Company’s payment made to PAM on November 1, 2012 for $4,400.00 and (iii) the delivery by PAM to the Company of the amount of shares of common stock of the Company identified in Schedule I attached hereto.  The date on which the closing referred to in this Section 2 is completed is herein referred to as the “Settlement Date.”  On the Settlement Date, each of the Company and PAM will be deemed to have performed and satisfied in full all of its obligations, and to have received all of its benefits, under the FFA Agreement.

3. Surviving Rights and Obligations.  Notwithstanding any other provision of this Agreement, the rights, obligations, liabilities and indemnities of the Parties hereto under the FFA Agreement which resulted from a breach of any of the Parties representations, warranties, covenants, agreements or indemnities set forth in the FFA Agreement shall, in each case, remain in full force and effect and shall survive the termination of the FFA Agreement and the execution, delivery and performance of this Agreement.

4. Representations.  Each of the Parties represents warrants and acknowledges to the other, as of the date hereof and as of the Settlement Date, that:

(i)

except as set forth in Schedule 3 attached hereto it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has full power and authority and has taken all action necessary to execute and deliver this Agreement and all documents executed and delivered by it hereunder, and to fulfill its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby;

(ii)

the making and performance by it of this Agreement and all documents executed and delivered by it hereunder, and the fulfillment of its obligations hereunder and thereunder, do not and will not violate any provisions of its constituent or governing documents or any statute, law, order, rule or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it or any material agreement to which it is a party;

(iii)

this Agreement and all documents required to be executed by it hereunder have been duly and validly authorized and executed and delivered to it and constitute its legal, valid and binding obligations, enforceable in accordance with the respective terms hereunder and thereunder (except that enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of similar applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies);

(iv)

all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement and all documents to be executed and delivered by it hereunder have been obtained; and

(v)

it has not breached any of its representations, warranties or agreements under the FFA Agreement.

5. Indemnification.   The Company  agrees to indemnify and hold harmless PAM and its directors, officers, employees and agents (“PAM Indemnities”) from and against any and all losses, claims, damages, liabilities and related expenses (including without limitation reasonable legal fees and expenses) incurred by or threatened against the PAM Indemnities or any of them, caused by, arising out of or resulting from or related to PAM’s breach of any representation, warranty, covenant or agreement made by it in this Agreement.

(b)

PAM agrees to indemnify and hold harmless the Company and its directors, officers, trustees, trustors and beneficiaries, employees and agents (“the Company Indemnities”) from and against any and all losses, claims, damages, liabilities and related expenses (including without limitation reasonable legal fees and expenses) incurred by or threatened against the Company Indemnitees or any of them, caused by, arising out of or resulting from or related to PAM’s breach of any representation, warranty, covenant or agreement made by it in this Agreement.

6. Amendments; Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto.  This Agreement cannot be amended, modified or supplemented except by an instrument in writing executed by all the Parties.

7. Further Assurances.

From and after the date hereof, each Party covenants and agrees to execute and deliver all such agreements, instruments and documents and to take all such further actions as the other Party may reasonably deem necessary from time to time (at the requesting Party’s sole cost and expense) to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

8. Controlling Document.  To the extent that there are any inconsistencies between this Agreement and the FFA Agreement, the Parties intend that, as between the Parties, this Agreement shall govern and control.

9. Counterpart Execution: Telecopies.

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the Parties.  Transmission by telecopier or electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

10. Binding Agreement; Survival.  This Agreement, including without limitation the representations, warranties, covenants and indemnities contained herein, shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and assigns.

11. Notices.  Notices required hereunder will be given by telefax, followed immediately by delivery of copies thereof via overnight courier or hand-delivery, to the Parties’ respective addresses and telefax numbers set forth in the FFA Agreement.

12. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

13. Waiver of Jury Trial; Jurisdiction.   Each Party hereby waives trial by jury and irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of New York and of the United States of America sitting in the Southern District of New York, in any action to enforce, interpret or construe any provision of this Agreement.

14. Limitation of Recourse.  Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that no general or limited partner, shareholder, director, officer, trustee, other controlling person or entity, trustor, beneficiary, employee, attorney or other agent or independent contractor of any Party hereto (each an “Exculpated Person”) shall be personally liable for any obligation or liability of such Party under this Agreement; and  all obligations and liabilities of any Party under this Agreement are enforceable solely against such Party’s assets and not against any assets of any Exculpated Person.

15. Expenses.  Each Party shall bear its own respective costs, expenses and disbursements, including without limitation reasonable attorneys’ fees, costs, expenses and disbursements, in connection with this Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

XUN ENERGY, INC.,

 as the Company

By: /s/ Jerry G. Mikolajczyk

Name: Jerry G. MikolajczykTitle:   President, CEO, CFO and Director

PRODIGY ASSET MANAGEMENT, LLC,

 as PAM

By: /s/ Ezekiel Rahman

Name: Ezekiel Rahman

Title:  President & CEO

SCHEDULE I

 Amount paid by the Company on November 1, 2012 to PAM: $4,800.00

Number of shares of common stock of the Company to be delivered by PAM to the Company:  20,000,000